                                                                      EXHIBIT 21

SUBSIDIARIES OF ANR PIPELINE COMPANY

State of
Incorporation
- -------------

ANR Atlantic Pipeline CompanyDelaware
ANR Eastern Pipeline CompanyDelaware
ANR Energy Conversion CompanyMichigan
ANR Iroquois, Inc.Delaware
ANR Mayflower CompanyDelaware
ANR Southern Pipeline CompanyDelaware
American Natural Offshore CompanyDelaware
Subsidiaries:
Texas Offshore Pipeline System, Inc.Delaware
Unitex Offshore Transmission CompanyDelaware